Exhibit 99.2
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)
FirstMerit Bank, N.A.	)
Akron, Ohio	)

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER
     The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against FirstMerit Bank, N.A., Akron, Ohio (“Bank”) pursuant to 12 U.S.C. § 1818(b).
     The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated November 20, 2006 (“Order”);
     In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:
ARTICLE I
Jurisdiction
     (1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.
     (2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
     (3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).
     (4) As a result of this Order:

(a)	Pursuant to 12 C.F.R. § 5.51(c)(6)(ii), the Bank shall be subject to the requirements of 12 C.F.R. § 5.51 unless otherwise informed in writing by the OCC;

(b)	Pursuant to 12 C.F.R. § 359.1(f)(1)(ii)(C) and 12 C.F.R. § 5.51(c)(6)(ii), this Order shall not subject the Bank to the requirements of 12 C.F.R. part 359 unless otherwise informed in writing by the OCC;

(c)	Pursuant to 12 C.F.R. § 5.3(g)(4), the Bank is not an eligible bank for the purposes of 12 C.F.R. Part 5 unless otherwise informed in writing by the Comptroller; and

(d)	Pursuant to 12 C.F.R. § 24.2(e)(4), the Bank shall continue to be an eligible bank for the purposes of 12 C.F.R. Part 24 unless otherwise informed in writing by the Comptroller.
ARTICLE II
Agreement
     (1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.
     (2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
     (3) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.
ARTICLE III
Waivers
     (1) The Bank, by signing this Stipulation and Consent, hereby waives:
(a) the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);
(b) any and all procedural rights available in connection with the issuance of the Order;
(c) all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19
(d) all rights to seek any type of administrative or judicial review of the Order; and
(e) any and all rights to challenge or contest the validity of the Order.
ARTICLE IV

Other Action
     (1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.
     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Jennifer Kelly	November 20, 2006
Jennifer Kelly	Date
Deputy Comptroller
Midsize and Credit Card Bank Supervision
     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

NAMES:	SIGNATURES:	DATES:

Terrence E. Bichsel	/s/ Terrence E. Bichsel	November 13, 2006

Robert P. Brecht	/s/ Robert P. Brecht	November 13, 2006

Nicholas V. Browning	/s/ Nicholas V. Browning	November 13, 2006

Terri L. Cable	/s/ Terri L. Cable	November 13, 2006

John R. Cochran	/s/ John R. Cochran	November 9, 2006

Mark N. DuHamel	/s/ Mark N. DuHamel	November 13, 2006

Jack R. Gravo	/s/ Jack R. Gravo	November 13, 2006

Paul G. Greig	/s/ Paul G. Greig	November 13, 2006

Mark J. Grescovich	/s/ Mark J. Grescovich	November 13, 2006

Diana L. Hogg	/s/ Diana L. Hogg	November 13, 2006

David J. Janus	/s/ David J. Janus	November 13, 2006

Bruce M. Kephart	/s/ Bruce M. Kephart	November 6, 2006

Donald H. Kincade	/s/ Donald H. Kincade	November 7, 2006

William G. Lamb	/s/ William G. Lamb	November 13, 2006

David G. Lucht	/s/ David G. Lucht	November 13, 2006

Christopher J. Maurer	/s/ Christopher J. Maurer	November 13, 2006

Daniel K. McGill	/s/ Daniel K. McGill	November 13, 2006

Terry E. Patton	/s/ Terry E. Patton	November 13, 2006

Ronald H. Paydo	/s/ Ronald H. Paydo	November 13, 2006

Larry A. Shoff	/s/ Larry A. Shoff	November 13, 2006

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